Exhibit 3.50.4

LP 202 Submit In Duplicate ___ filing fee. ($75 Restated Certificate) See other side for acceptable forms of payment.	JIM EDGAR Secretary of State State of Illinois CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)

Pursuant to the provisions of the Revised Uniform Limited Partnership Act, the undersigned limited partnership hereby amends its certificate of limited partnership.

1.	The limited partnership’s name is:	The Ponds of Pembroke Limited Partnership.		(Note 1)

2.	The limited partnership’s file number is:		C000932:

	The Federal Employer Identification Number (F.E.I.N.) is:		36-3550345.	(Note 2)

3.	The certificate of limited partnership was filed with the Secretary of State’s office on:			12/9/87.
(month, day, year)

4.	The certificate of limited partnership is amended as follows: (Check and complete where appropriate)
	☐			a) Admission of a new general partner (list name, business address and contributions below).
	☐			b) Withdrawal of a general partner (list name below).
	☒			c) Change of registered agent and/or registered office (list old name and address and new name and address, labeled as such, below).
	☐			d) Change in the address of the office at which the records required by Section 201 of the Act are kept (list old address and new address, labeled as such, below).
	☐			e) Change in the business addresses of general partners (list name and old address and new address, labeled as such, below).
	☐			f) Change in the partners’ total contribution amount (give old and new dollar amounts, labeled as such, below).
	g) Other (restated certificate?	Yes	No	)
	☐			Specify what is being changed from the original certificate and give old and new information, as appropriate, below.

5.	Amendment: (Note 3)	Change of address of registered agent:

	Old Address The Ponds of Pembroke Limited Partnership c/o The Prime Group, Inc. 200 W. Madison St. – Suite 1950 Chicago, IL 60606 Attn: Robert J. Rudnik			New Address The Ponds of Pembroke Limited Partnership c/o The Prime Group, Inc. 35 W. Wacker Dr. – Suite 3600 Chicago, IL 60601 Attn:. Robert J. Rudnik

If additional space is needed, the amendment must be continued on a plain white 8-1/2” x 11” sheet, which must be stapled to this form.

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by at least one general partner and all new general partners designated.

The Prime Group, Inc.
/s/ Robert J. Rudnick
	Signature			Signature

Robert J. Rudnick, Secretary
	Name (please print or type)			Name (please print or type)

If additional space is needed, this list must be continued in the same format on a plain white 8-1/2” x11” sheet, which must be stapled to this form. Number of additional pages: .

EXHIBIT A

6.                                       The limited partnership’s purposes are to acquire the Land, to engage in the development and construction of the Project, which consists of a 354-unit residential rental complex, to acquire, lease, own, mortgage or otherwise encumber personal property, fixtures and real property to accomplish the foregoing; to operate, manage, lease (or cause the operation, management and leasing by independent contractors, including the General Partners or their Affiliates), and otherwise deal in and with the business and assets of the Partnership; and to do any and all other acts which may be necessary or incidental to any of the foregoing or the promotion or conduct of the business of the Partnership.  (All capitalized terms used herein shall have the meanings set forth in the limited partnership’s Agreement of Limited Partnership on file at the office of the registered agent.)

EXHIBIT B

9.                                               The agreement regarding a partner’s termination of membership and distribution rights are as follows:

(a)         A partner may not terminate his membership in the limited partnership.

(b)                         A partner is entitled to distributions from the limited partnership only to the extent the limited partnership has “Available Cash Flow”, which is defined as the amount by which the gross cash receipts of the Partnership from all sources whatsoever (except capital contributions) exceed the aggregate of (i) all operating costs and expenses of the limited partnership paid in cash and all capital expenditures made by the limited partnership (without, however, deduction of any capital expenditures, charges for depreciation, other expenses not paid in cash or expenditures from the reserves or escrows described in (iv) below or debt-financed or deducted under (ii) below); (ii) the cost of debt service, including principal and interest, paid by the limited partnership; (iii) amounts anticipated to pay and discharge other liabilities and obligations of the limited partnership; and (iv) any amounts approved by the general partners as reserves for working capital, capital improvements, payments of periodic expenditures or for debt service.  Each partner is entitled to a pro-rata portion of the Available Cash Flow of the limited partnership, based upon such partner’s percentage interest in the limited partnership, in accordance with the terms set forth in the limited partnership’s Agreement of Limited Partnership.

EXHIBIT C

10.           The name and business address of all general partners of the Partnership are as follows:

General Partners

(a)                                  The Ponds of Pembroke, Inc.
c/o The Prime Group, Inc.
200 West Madison Street

Suite 1950
Chicago, IL  60606

(b)                                 Kilico Realty Corp.
c/o Kemper Financial Services, Inc.

Real Estate Investments
120 South LaSalle Street
Chicago, IL  60606

(handwritten)
The Prime Group
200 W. Madison #1950
Chicago, IL  60606

(County Seal)